THIS JOINT VENTURE AGREEMENT (the "Agreement" or this "Joint Venture Agreement"), is made and entered into as of this Oct 15, 2020, by and between:

1. PARTY A: Splendor Radiant Limited 晟晶友限公司 (hereinafter "Splendor"), a corporation formed in the state of British Virgin Islands, with a registered office located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, and

2. PARTY B: NGAN Tsz Man 顏子汶 (hereinafter "Eric") , a Hong Kong resident , with address located at Room 1901, Wang Kei House, Wang Tau Hom Estate, Lok Fu, Kowloon, Hong Kong.

WHEREAS, the parties desire to establish a joint venture relationship in order to collaborate to form a company registered in Hong Kong, namely AJIA Corporation Systems Architecture Solution Limited 愛家系統架構發展有限公司 which fully owned by Party B and to carry out businesses at the beginning stage and shall transfer 51% in this company to Party A after the bank account is to be opened.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and commitments set forth herein, the parties hereto agree as follows:

1. FORMATION

The joint venture formed by this Agreement (the "Joint Venture") has been conducted its business under its own name, and will have its registered address at Room 1001, 10/F., Grandmark, No. 10 Granville Road, Tsim Sha Tsui, Kowloon, Hong Kong. The Joint Venture shall be considered a joint venture between the Parties in all respects, and other than this, in no event shall this Agreement be construed to create a partnership or any other fiduciary relationship between the Parties.

2. PURPOSE

The Joint Venture shall be formed for the purpose of carrying out some projects via AJIA Corporation Systems Architecture Solution Limited 愛家系

統架構發展有限公司 and the Parties aimed at profits shall be derived from these project.

3. CONTRIBUTIONS

The Parties hereto shall each make an initial contribution to the Joint Venture as follows:

1. PARTY A's Contribution:

   - Splendor provides management and operational funds and resource to the JV.

2. PARTY B's Contribution:

   - Eric provides all support and progress of the business development.

A bank account at Dah Sing Bank shall be opened by Eric on behalf of the Joint Venture, and the financial contributions of the Parties shall be deposited by the due date set forth above. Should the Joint Venture require additional funding, additional financial contributions shall be made equally by the Parties.

4. DISTRIBUTION OF PROFITS

Any and all net income accruing to the Joint Venture shall be distributed two to the Parties and shall be determined by the Board of Directors at its meetings.

5. MANAGEMENT

The following individuals in the following positions will comprise the Joint Venture's management (the "Management Team"). The Management Team will be structured such that ensure the operation in process.

Management Team:

- Yip Kwok Fai, President & Director
- Wan Yin Ling, Vice President

6. RESPONSIBILITIES OF THE PARTIES

The Parties will each have the following responsibilities under the Joint Venture:

PARTY A's Responsibilities:

1. Appoint fit and proper director in AJIA Corporation Systems Architecture Solution Limited 愛家系統架構發展有限公司

2. Providing support and relationship to achieve the mutual benefit and profit sharing.

PARTY B's Responsibilities:

1. Providing 51% shares to Party A.

2. Providing the operation, IT and business structure support under holding structure.

7. NON-EXCLUSIVITY

No exclusivity is formed by virtue of this Joint Venture Agreement and neither Party shall be obligated to make offers to the other related to any business.

8. TERM

This Agreement shall commence on the date first written above and remain in full force and effect for an initial period of **5** years (the "Initial Term"). At the end of the Initial Term, this Agreement will automatically renew in one year increments (each, a "Renewal Term"), unless and until this Agreement is terminated in accordance with Section 8 hereinafter.

9. TERMINATION

Either Party shall have the right to terminate this Agreement, effective as of the end of the Initial Term or any Renewal Term, by providing the other with written notice of termination at least thirty (30) days prior to the end of such Initial Term or Renewal Term. Neither Party shall have the right to terminate this Agreement at any other time, unless such termination is mutually agreed to by

the Parties hereto. The Joint Venture shall terminate upon termination of this Agreement.

10. CONFIDENTIAL INFORMATION

The Non-Disclosure Agreement entered into by the Parties as of Oct 15, 2020 (the "NDA") is applicable to the Joint Venture and shall apply in full force and effect to any and all Confidential Information (as defined in the NDA) exchanged or otherwise accessed by a Party under this Agreement.

11. FURTHER ACTIONS

The Parties shall execute any documents and take all appropriate actions as may be necessary to give effect to the Joint Venture.

12. ASSIGNMENT

Neither Party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other Party, except to a successor in ownership of all or substantially all of the assets of the assigning Party if the successor in ownership expressly assumes in writing the terms and conditions of this Agreement. Any such attempted assignment without written consent will be void. This Agreement shall inure to the benefit of and shall be binding upon the valid successors and assigns of the Parties.

13. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

14. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument.

15. SEVERABILITY

The Parties recognize the uncertainty of the law with respect to certain provisions of this Agreement and expressly stipulate that this Agreement will be construed in a manner that renders its provisions valid and enforceable to the maximum extent possible under applicable law. To the extent that any provisions of this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions will be deleted from this Agreement or modified so as to make them enforceable and the validity and enforceability of the remainder of such provisions and of this Agreement will be unaffected.

16. NOTICES

All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement: (i) when personally delivered; (ii) upon receipt of a telephone facsimile transmission with a confirmed telephonic transmission answer back; (iii) three (3) days after having been deposited in the mail, certified or registered, return receipt requested, postage prepaid; or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to a Party or their permitted assigns at the address for such Party first written above.

17. HEADINGS

Paragraph headings used in this Agreement are for reference only and shall not be used or relied upon in the interpretation of this Agreement.

18. ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding between the Parties, superseding all prior contemporaneous communications, representations, agreements, and understandings, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified in any manner except by written amendment executed by each Party hereto.

In Witness Whereof, the Parties have caused this Joint Venture Agreement to be duly executed and delivered as of the date first written above.

On behalf of Party A

Splendor Radiant Limited 晟晶友限公司

Yip Kwok Fai, Chief Executive Officer DATE Oct 15, 2020

On behalf of Party B

NGAN Tsz Man 顏子汶

NGAN Tsz Man 顏子汶 DATE Oct 15, 2020